Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
WADDELL & REED FINANCIAL, INC.

Effective as of February 22, 2006

ARTICLE I.  OFFICES

Section 1.               Registered Office:

The registered office shall be established and maintained in the City of Wilmington, in the County of New Castle, in the State of Delaware.

Section 2.               Other Offices:

The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II.  MEETINGS OF STOCKHOLDERS

Section 1.               Stockholder Action:

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.  Subject to rights of holders of Preferred Stock to elect additional directors as set forth in the Corporation’s Certificate of Incorporation or Certificate of Designations, Preferences and Rights for such shares, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board, upon not less than ten nor more than 60 days’ written notice.

Section 2.               Annual Meetings:

Annual meetings of stockholders shall be held at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.  The meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board of Directors may determine.  In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal executive offices of the Corporation on the last Wednesday of April.  If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.  At each annual meeting, the stockholders entitled to vote shall elect members of a class of the Board of Directors, and they may transact such other corporate business as may properly come before the meeting.  If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting, the presiding officer shall declare to the meeting that such business was not properly brought before the meeting and such business shall not be transacted.

Section 3.               Voting and Proxies:

(a)           In accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws, each holder of Class A Common Stock shall be entitled to one vote, in person or by proxy, per share.  No proxy shall be voted after 11 months from its date unless such proxy provides for a longer period.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by any stockholder.  If a vote is taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairperson of the meeting deems appropriate, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law.  All elections for directors shall be decided by a plurality of votes cast and all other questions shall be decided by a majority of votes cast, except as otherwise provided by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware.

(b)           A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during the ordinary business hours at the principal place of business of the Corporation.  If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Section 4.               Quorum:

A majority of the outstanding shares of the Corporation entitled to vote thereat represented in person or by proxy, shall constitute a quorum at meetings of stockholders.  In determining whether a quorum is present treasury shares shall not be counted.  If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted.  The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5.               Notice of Meetings:

Notice, stating the place, if any, date and time of the special or annual meeting, and the general nature of the business to be considered, shall be given in writing or by electronic transmission in the manner provided by law (including, without limitation, as set forth in Article VI, Section 11 of these Bylaws) to each stockholder entitled to vote thereat at such stockholder’s address as it appears on the records of the Corporation, not less than ten nor more than 60 days before the date of the meeting.  No business shall be transacted at any special meeting other than that stated in the notice of such special meeting.  No business shall be transacted at any annual meeting other than that stated in the proxy statement for such annual meeting or brought before the annual meeting by or at the direction of the Board of Directors.  A stockholder proposal of business to be considered at an annual meeting will be included in the proxy statement for such annual meeting and considered by the stockholders thereat if: (a) such proposal is delivered, in writing, to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days in advance of the first anniversary of the date of the Corporation’s proxy statement released to stockholders for the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not earlier than the close of business on the later of:  (i) the 120th day prior to such meeting, or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made, (b) such proposal is a proper matter for stockholder action, and (c) the stockholder complies with all requirements of applicable law, including without limitation, the Securities and Exchange Act of 1934, as amended.

Section 6.              Inspectors:

(a)           The Corporation shall in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)           The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s).

(c)           The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspector(s) after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.

(d)           In determining the validity and counting of proxies and ballots, the inspector(s) shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Section 3 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspector(s) may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record.  If the inspector(s) consider other reliable information for the limited purpose permitted herein, the inspector(s) at the time they make their certification pursuant to subsection (b)(v) of this Section 6 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector’s belief that such information is accurate and reliable.

ARTICLE III.  DIRECTORS

Section 1.               Number, Election and Terms:

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than 15 persons.  The membership of the Board of Directors shall be in compliance with the corporate governance listing requirements of the New York Stock Exchange (or other exchange on which the Corporation’s capital stock is then traded), laws and regulations, as may be applicable.  Subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.  The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.  Directors need not be stockholders.  No non-employee director may serve after the Corporation’s annual meeting of stockholders following his seventy-third birthday.

Section 2.               Resignations:

Any director, member of a committee or other officer may resign at any time upon notice given in writing or by electronic transmission, and such resignation shall take effect at the time of its receipt by the Chief Executive Officer or Secretary or at such other time as may be specified therein.  The acceptance of a resignation shall not be necessary to make it effective.

Section 3.               Newly Created Directorships and Vacancies:

(a)           Subject to the rights of the holders of any series of outstanding Preferred Stock as set forth in the Corporation’s Certificate of Incorporation or Certificate of Designations, Preferences and Rights for such shares, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board of Directors otherwise determines, be filled by a majority vote of the directors then in office even if less than a quorum remain on the Board of Directors, or if all of the directors shall have been removed, by stockholders with a majority of the outstanding shares of stock, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.

(b)           If the office of any member of a committee or other officer becomes vacant, the directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

(c)           Subject to the rights of holders of Preferred Stock to elect directors as set forth in the Corporation’s Certificate of Incorporation or Certificate of Designations, Preferences and Rights for such shares, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the then outstanding shares of stock entitled to vote generally in the election of directors.

(d)           If the holders of any series of outstanding Preferred Stock are entitled to elect one or more directors, these provisions shall not apply, with respect to the removal of a director or directors so elected, to the vote of such holders and the rights of such holders shall be as set forth in the Corporation’s Certificate of Incorporation or Certificate of Designations, Preferences and Rights for such shares.

Section 4.               Powers:

                The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws conferred upon or reserved to the stockholders.

Section 5.               Election of Committee Members:

                At each annual meeting or at any regular meeting of the Board of Directors, the directors may, by resolution(s) passed by a majority of the whole Board of Directors, designate directors to serve as members of the audit committee, the compensation committee, the executive committee, and the nominating and corporate governance committee until the next annual meeting of the Board of Directors or until their successors shall be duly elected and qualified or their earlier resignation or removal.  The membership of each committee shall be in compliance with the corporate governance listing requirements of the New York Stock Exchange (or other exchange on which the Corporation’s capital stock is then traded), laws and regulations, and the charter adopted with respect to each such committee, as may be applicable.  At any regular or special meeting of the Board of Directors, the directors may elect additional advisors for these committees.  Such advisors may or may not be members of the Board of Directors and shall serve until the next annual meeting of the Board of Directors or for the period of time designated by the Board of Directors.  The Board of Directors may from time to time provide for such other committees as may be deemed necessary and assign to such committees such authority and duties as are appropriate and allowed by law.

Section 6.               Meetings:

(a)           The directors may hold their annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such annual meeting may be fixed by resolution of the directors.

(b)           Regularly scheduled meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

(c)           Special meetings of the Board of Directors may be called by the Chairman of the Board at any time or by the Secretary on the written request of any two directors upon at least 12 hours personal notice to each director.  Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting.  Such special meetings shall be held at such place or places as may be determined by the Chairman of the Board or the directors calling the meeting, and shall be stated in the notice of such meeting.

(d)           Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 7.               Quorum:

A majority of the directors shall constitute a quorum for the transaction of business.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 8.               Compensation:

                Directors shall not receive any stated salary for their services as directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, and other benefits and payments may be authorized.  Expenses for attendance of meetings shall be paid for all directors of the Corporation.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

Section 9.               Action Without Meeting:

                Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of the proceedings of the Board of Directors or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.             Amendment, Repeal and Adoption:

Notwithstanding anything contained in these Bylaws to the contrary, the stockholders may only amend or repeal any provision of this Article III, or adopt any provision inconsistent with this Article III, with the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote generally in the election of directors.

Section 11.             Emeritus Directors:

The Board of Directors may, from time to time, appoint individuals (including individuals who were former members of the Board of Directors) to serve as Emeritus Members of the Board of Directors of the Corporation.  Each Emeritus Member of the Board of Directors shall serve until his or her death, resignation, retirement or removal.  Emeritus Members of the Board of Directors may be removed without cause by a majority vote of the members of the Board of Directors.  Upon invitation by the Board of Directors, any individual appointed as an Emeritus Member of the Board of Directors may, but shall not be required to, attend meetings of the Board of Directors and may participate in any discussions at such meetings; provided, however, that such individual shall not be counted in determining a quorum, vote or initiate any actions to be voted on at any meeting of the Board of Directors.  Emeritus Members of the Board of Directors shall not be entitled to compensation, other than the reimbursement of out-of-pocket expenses incurred in conjunction with attending meetings.  Emeritus Members of the Board of Directors shall be available to the Board of Directors and the Corporation for counsel.  It shall be the duty of the Emeritus Members of the Board of Directors to serve as goodwill ambassadors of the Corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the Board of Directors or in any manner otherwise be deemed to be a member of the Board of Directors of the Corporation.  References in these Bylaws to Directors of the Corporation will not include Emeritus Members of the Board of Directors, except for Article VIII.  Indemnification.

ARTICLE IV.  STANDING COMMITTEES

Section 1.               Audit Committee:

                The audit committee shall consist of not less than three nor more than eight members deemed to be independent and elected by the directors in accordance with Article III, Section 5 above.  The chairman of this committee shall be elected by the full Board of Directors, or if the chairman is not so elected by the full Board of Directors or if the chairman elected by the full Board of Directors is not present at a particular meeting, the members of the audit committee may designate a chairman by majority vote of the committee membership in attendance.  The audit committee shall have the power to (a) assist the Board of Directors’ oversight of the integrity of the Corporation’s financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications, performance and independence, and the performance of the internal audit function, (b) directly appoint, retain, compensate, evaluate and terminate the independent auditors, (c) establish procedures for the receipt, retention and treatment of complaints from employees on accounting, internal controls or auditing matters, (d) discuss the Corporation’s financial information and policies with respect to risk assessment and risk management, and (e) retain and compensate independent counsel and other advisors without Board of Director approval.    The audit committee shall receive appropriate funding from the Corporation for the payment of advisors and the independent auditors as well as for the committee’s administrative expenses.  The audit committee shall have and exercise all such power as it shall deem necessary for the performance of its duties.

Section 2.               Compensation Committee:

The compensation committee shall consist of not less than two nor more than eight members deemed to be independent and elected by the directors in accordance with Article III, Section 5 above.  The chairman of this committee shall be appointed by the Chairman of the Board.  The compensation committee shall have the power to evaluate and prescribe the compensation of all senior executive officers of the Corporation, including the Chief Executive Officer, and administer all of the Corporation’s benefit and equity compensation plans.  The compensation of all other officers shall be determined by the Chief Executive Officer.  The compensation committee shall have and exercise all such power as it shall deem necessary for the performance of its duties.

Section 3.               Executive Committee:

The executive committee of the Board of Directors shall consist of the Chairman of the Board and at least one but not more than eight members elected by the directors from their own number.  The chairman of this committee shall be the Chairman of the Board unless otherwise appointed by the Chairman of the Board.  The executive committee in the interim between meetings of the Board of Directors shall exercise all of the powers of the Board of Directors, except where action by the entire Board of Directors is expressly required by law.

Section 4.               Nominating and Corporate Governance Committee:

                The nominating and corporate governance committee shall consist of not less than two nor more than eight members deemed to be independent and elected by the directors in accordance with Article III, Section 5 above.  The chairman of this committee shall be appointed by the Chairman of the Board.  The nominating and corporate governance committee shall have the power to identify individuals to become directors, to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders, and develop and recommend to the Board of Directors corporate governance principles applicable to the Corporation.  The nominating and corporate governance committee shall have and exercise all such power as it shall deem necessary for the performance of its duties.

Section 5.               Meetings:

Meetings of the audit committee, compensation committee, executive committee, and the nominating and corporate governance committee shall be held on the call of the Chairman of the Board or any committee member thereof.  Meetings may be held informally, by telephone, or by remote communication, and it is not necessary that members of the committee be physically present together in order for a meeting to be held.  The greater of two members or one-third of the members of a committee shall constitute a quorum.

ARTICLE V.  OFFICERS

Section 1.               Officers:

The officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer, and such other officers as the Board of Directors may deem appropriate.  A Chairman of the Board shall, and a Vice Chairman of the Board may, be elected.  All such officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified.  None of the officers of the Corporation need be directors.  More than one office may be held by the same person.

Section 2.               Chairman of the Board:

The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.  He shall advise and counsel the other officers of the Corporation and shall have and perform such duties as usually devolve upon his office and such other duties as are prescribed by these Bylaws and by the Board of Directors.  If the Chairman of the Board, or Vice Chairman of the Board, if any, is absent from any meeting of the Board of Directors or stockholders where either was to have presided, the other directors shall elect one of their number to preside at the meeting.  In the absence or inability of the Chairman of the Board, or the Vice Chairman of the Board, if any, to otherwise act, or if the offices of Chairman of the Board and Vice Chairman of the Board shall be vacant, the other directors shall elect one of their number to have and exercise all the powers and duties of such office.

Section 3.               Vice Chairman of the Board:

In the event there is a Vice Chairman of the Board, he shall, in the absence or inability of the Chairman of the Board to act, preside at all meetings of the Board of Directors and stockholders, and exercise and discharge the responsibilities and duties of the Chairman of the Board. He shall have and perform such other duties as may be prescribed or assigned by the Board of Directors or the Chairman of the Board.

Section 4.               Chief Executive Officer:

Subject to the control of the Board of Directors, the Chief Executive Officer shall be vested with authority to act for the Corporation, and shall have general and active management of the business of the Corporation, and such other general powers and duties of supervision and management as usually devolve upon such office and as may be prescribed from time to time by the Board of Directors.

Section 5.               President:

In the event there is a President, he shall perform such duties as usually devolve upon his office and such other duties as are prescribed by these Bylaws, by the Board of Directors, and by the Chairman of the Board.

Section 6.               Treasurer:

The Treasurer shall have custody of all funds of the Corporation.  The Treasurer shall have and perform such duties as are incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 7.               Secretary:

The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by those bodies.  The Secretary shall have custody of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation.  The Secretary, or in his absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Corporation.  The Secretary shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 8.               Other Officers and Agents:

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall be duly authorized officers of the Corporation and shall exercise such powers and perform such duties as shall be determined.

Section 9.               Election and Term:

The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting held after each annual meeting of stockholders.  Each officer shall hold office at the pleasure of the Board of Directors until his death, resignation, retirement, or removal.  Any officer may be elected by the Board of Directors at other than annual meetings to serve until the first meeting of the Board of Directors held after the annual meeting of stockholders next following his election.

ARTICLE VI.  MISCELLANEOUS

Section 1.               Certificates of Stock:

A certificate of stock or certificates of stock, signed by the Chairman of the Board or Vice Chairman of the Board, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be adopted by the Board of Directors and shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation.  Any or all of the signatures may be facsimiles.

Section 2.               Lost Certificates:

The Board of Directors may order a new certificate or certificates of stock to be issued in the place of any certificate(s) of the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation or its authorized agent a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost, stolen or destroyed.  Notwithstanding the foregoing, the Board of Directors may, at their discretion refuse to replace any certificate of stock save upon the order of some court having jurisdiction in such matter and may cause such legend to be inscribed on the new certificate(s) as in the Board of Directors’ discretion may be necessary to prevent loss to the Corporation.

Section 3.               Transfer of Shares:

(a)           The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to the authorized agent of the Corporation, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the stock and transfer books.

(b)           The Corporation may decline to register on its stock books transfers of stock standing in the name of infants, unless (i) the law of the state of which the infant is a resident relieves the Corporation of all liability therefore in case the infant or anyone acting for him thereafter elects to rescind such transfer, or (ii) a court having jurisdiction of the infant and the subject matter enters a valid decree authorizing such transfer.

Section 4.               Fractional Shares:

No fractional part of a share of stock shall ever be issued by the Corporation.

Section 5.               Stockholders Record Date:

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.               Dividends:

Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any fund of the Corporation available for dividends, such sum(s) as the directors from time to time in their discretion deem proper for working capital or to serve as a fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.  The Corporation may decline to pay cash dividends to infant stockholders except where full and valid release may be granted by the infant or under a decree of court of competent jurisdiction.

Section 7.               Seal:

The corporate seal shall consist of two concentric circles between which shall be “WADDELL & REED FINANCIAL, INC.” with a representation of the Corporate Logogram in the center.

Section 8.               Fiscal Year:

The fiscal year of the Corporation shall be the calendar year or such other period as shall be determined by resolution of the Board of Directors.

Section 9.               Checks:

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 10.             Form of Records:

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books may be kept on or by means of, or be in the form of, diskettes or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

Section 11.             Notice:

(a)  Except as otherwise specifically provided in these Bylaws (including, without limitation, the provisions of Article VI, Section 11(b) below) or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the United States mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram or facsimile.  Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation.  The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via telegram, telex, mailgram or facsimile, when dispatched.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be in accordance with Delaware General Corporation Law and shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Article VI, Section 11(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting or (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

(c) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 12.             Waiver of Notice:

Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE VII.  AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting thereof, if the proposed alteration or repeal, or Bylaw(s) to be adopted is submitted in accordance with Article II, Section 5 of these Bylaws, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, except as otherwise provided in Article III, Section 10 of these Bylaws.  These Bylaws may be altered or repealed and Bylaws may be adopted without any stockholder action by the affirmative vote of a majority of the Board of Directors at any annual meeting of the

Board of Directors, or at any other meeting of the Board of Directors, if prior notice of the proposed alteration or repeal, or Bylaw(s) to be adopted, is provided to the Board of Directors prior to such meeting.

ARTICLE VIII.  INDEMNIFICATION

Section 1.               Elimination of Certain Liability of Directors.

The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware.  Without limiting the generality of the foregoing, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Section 1 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Section 2.               Indemnification and Insurance.

(a)           Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2(b) of this Article VIII, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)           If a claim under Section 2(a) of this Article VIII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)           The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                Section 3.               Insurance.

                The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.